                                                                    EXHIBIT 10.5


================================================================================



                             DAISYTEK, INCORPORATED

                              BSD ACQUISITION CORP.

                       PRIORITY FULFILLMENT SERVICES, INC.

                                  PFSWEB, INC.

                    PRIORITY FULFILLMENT SERVICES EUROPE B.V.




                            STOCK PURCHASE AGREEMENT


                               SEPTEMBER 25, 2001



================================================================================

                                TABLE OF CONTENTS



Section 1    DEFINITIONS..........................................................................................1

Section 2    THE STOCK PURCHASE...................................................................................6
   2.1       The Stock Purchase...................................................................................6
   2.2       Closing..............................................................................................6
   2.3       Purchase Price.......................................................................................6
   2.4       Surrender of Certificates; Payment and Delivery of Stock Purchase Consideration......................7

Section 3    REPRESENTATIONS AND WARRANTIES OF DAISYTEK...........................................................7
   3.1       Organization and Qualification.......................................................................7
   3.2       Power; Authority.....................................................................................7
   3.3       Brokers and Finders' Fees............................................................................8
   3.4       Consents.............................................................................................8
   3.5       Capitalization.......................................................................................8
   3.6       Validity of Securities...............................................................................8
   3.7       Material Contracts...................................................................................8
   3.8       Employees............................................................................................9
   3.9       Taxes................................................................................................9

Section 4    REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PFS.................................................10
   4.1       Organization and Qualification......................................................................10
   4.2       Power; Authority....................................................................................10
   4.3       Brokers and Finders' Fees...........................................................................10
   4.4       Consents............................................................................................10
   4.5       Investment Intent...................................................................................10
   4.6       Knowledge and Experience............................................................................11
   4.7       No Obligations Incurred.............................................................................11
   4.8       Taxes...............................................................................................11

Section 5    ADDITIONAL AGREEMENTS...............................................................................11
   5.1       PFS Mexico and PFS Australia........................................................................11
   5.2       Future Sales........................................................................................12
   5.3       Access to Records...................................................................................12
   5.4       Taxes...............................................................................................13

Section 6    CONDITIONS TO THE STOCK PURCHASE....................................................................13
   6.1       Conditions to Obligations of Each Party to Effect the Stock Purchase................................13
   6.2       Additional Conditions to the Obligations of Daisytek................................................13
   6.3       Additional Conditions to the Obligations of Purchaser...............................................14

Section 7    MISCELLANEOUS.......................................................................................16
   7.1       Amendment and Waiver................................................................................16
   7.2       Indemnification.....................................................................................16
   7.3       Facsimile Signature.................................................................................17
   7.4       Severability........................................................................................17
   7.5       Successors and Assigns..............................................................................17
   7.6       Notices.............................................................................................18
   7.7       Governing Law.......................................................................................19
   7.8       Counterparts........................................................................................19
   7.9       Headings............................................................................................19
   7.10      Construction and Representation.....................................................................19
   7.11      Rights of the Parties...............................................................................19
   7.12      Arbitration.........................................................................................19
   7.13      Covenant of Further Assurances......................................................................20

                                TABLE OF EXHIBITS



EXHIBIT A         Capitalization

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT dated as of September 25, 2001 (this "AGREEMENT"), is entered into by and among Daisytek, Incorporated, a Delaware corporation ("DAISYTEK"), PFSweb, Inc., a Delaware corporation ("PFSWEB"), Priority Fulfillment Services, Inc., a Delaware corporation and wholly owned subsidiary of PFSweb ("PFS"), BSD Acquisition Corp., a Delaware corporation and an indirect minority owned subsidiary of PFS ("PURCHASER"), and Priority Fulfillment Services Europe B.V., a Netherlands corporation ("PFS EUROPE"). Capitalized terms used in this Agreement and not otherwise defined are defined in Section 1 of this Agreement.

                                    RECITALS

         WHEREAS, Daisytek beneficially owns and holds of record 100% of the issued and outstanding capital stock of (a) Business Supplies Distributors, Inc., a Delaware corporation ("BSD"), (b) Business Supplies Distributors Europe B.V., a Netherlands corporation ("BSD EUROPE"), and (c) BSD (Canada) Inc., an Ontario corporation ("BSD CANADA" and together with BSD and BSD Europe, the "BSD COMPANIES");

         WHEREAS, the board of directors of Purchaser and Daisytek, respectively, believe it to be in the best interest of Purchaser and Daisytek that Purchaser and Daisytek enter into this Agreement pursuant to which, among other things, Purchaser will acquire all the outstanding capital stock of each of the BSD Companies (the "STOCK PURCHASE"), and in furtherance thereof, the board of directors of Purchaser and Daisytek has each approved the Stock Purchase and this Agreement;

         WHEREAS, pursuant to this Agreement, among other things, Purchaser will purchase from Daisytek and Daisytek will sell to Purchaser the BSD Stock (as hereinafter defined) in return for cash;

         NOW, THEREFORE, for and in consideration of the mutual representations, warranties and agreements hereinafter set forth and other good and valuable consideration, and upon the terms and subject to the conditions hereinafter set forth, the parties do hereby agree as follows.

         Section 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

         "AAA" is defined in Section 7.12 of this Agreement.

         "AFFILIATES" means, with respect to any person, any entity controlling, controlled by or under common control with such designated person. For the purposes of this definition, "CONTROL" shall have the meaning specified as of the date of this Agreement for that word in Rule 405 promulgated by the Securities and Exchange Commission (and any successor commission or agency having similar powers) under the Securities Act. For Daisytek, "Affiliate" shall specifically include ISA (as defined below) even if it is not otherwise included in the above definition except for Section 7.2(f) where ISA shall not be included in such definition.

         "AGREEMENT" is defined in the opening paragraph of this Agreement.

         "BANK ONE RELEASE" means the release from Bank One in which Bank One releases its lien on certain shares of BSD Stock.

         "BSD" is defined in the recitals of this Agreement.

         "BSD CANADA" is defined in the recitals of this Agreement.

         "BSD CANADA COMMON STOCK" is defined in Section 2.3 of this Agreement.

         "BSD COMMON STOCK" is defined in Section 2.3 of this Agreement.

         "BSD COMPANIES" is defined in the recitals of this Agreement.

         "BSD EUROPE" is defined in the recitals of this Agreement.

         "BSD EUROPE STOCK" is defined in Section 2.3 of this Agreement.

         "BSD STOCK" is defined in Section 2.3 of this Agreement.

         "BUSINESS DAY" means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in The City of New York.

         "CASH CONSIDERATION" is defined in Section 2.3 of this Agreement.

         "CHARTER" means the certificate of incorporation or other incorporation document as of the date hereof.

         "CLOSING" is defined in Section 2.2 of this Agreement.

         "CLOSING DATE" is defined in Section 2.2 of this Agreement.

         "CODE" is defined in Section 3.9 of this Agreement.

         "CONSENTS" is defined in Section 6.1 of this Agreement.

         "CONSIDERATION" is defined in Section 2.3 of this Agreement.

         "DAISYTEK" is defined in the opening paragraph of this Agreement.

         "DAISYTEK'S BANK ACCOUNT" means the account or accounts to be designated by Daisytek before the Closing.

         "DISCLOSURE SCHEDULE" shall collectively refer to all schedules attached hereto in response to the representations, warranties and disclosures made in Section 3 of this Agreement. Disclosure on any schedule hereto or subsection thereof constitutes disclosure pursuant to any and all other sections of this Agreement and on all other applicable schedules and subsections thereof to the extent such disclosure is sufficient on its face to indicate it is applicable to such other schedules and subsections thereof.

         "IBM" means International Business Machines Corporation, International Sales and Services B.V. and their Affiliates.

         "IBM AGREEMENT" is defined in Section 6.2 of this Agreement.

         "IBM GUARANTIES" means the (a) Continuing Contract of Parent Guaranty of Payment by Daisytek International Corporation on behalf of BSD and BSD Europe dated as of October 1, 1999 in favor of International Business Machines Corporation and International Sales and Services B.V., (b) Continuing Contract of Parent Guaranty of Payment by Daisytek International Corporation on behalf of BSD dated as of July 13, 1999 in favor of International Business Machines Corporation, (c) Continuing Contract of Parent Guaranty of Payment by Daisytek International Corporation on behalf of BSD Europe dated as of July 13, 1999 in favor of International Business Machines Corporation, and (d) any other guaranties by Daisytek International Corporation or any of its Affiliates on behalf of any of the BSD Companies in favor of International Business Machines Corporation and International Sales and Services B.V. or any of their Affiliates.

         "IBM RELEASE" is defined in Section 6.2 of this Agreement.

         "INDEMNITEE" is defined in Section 7.2 of this Agreement.

         "INDEMNITOR" is defined in Section 7.2 of this Agreement.

         "INTERCOMPANY AMOUNT" is defined in Section 2.3 of this Agreement.

         "ISA" means ISA International, PLC and its subsidiaries.

         "KNOWLEDGE" means, with respect to any fact, circumstance, event or other matter in question, the actual knowledge of such fact, circumstance, event or other matter after reasonable inquiry of (a) an individual, if used in reference to an individual, or (b) any officer or director of such party, if used in reference to a Person that is not an individual.

         "LOSSES" is defined in Section 7.2 of this Agreement.

         "MATERIAL ADVERSE EFFECT" means any circumstance, change in, or effect on, the business or assets of any of the BSD Companies that individually, or in the aggregate with any other circumstances, changes in, or effects on, the business or assets of any of the BSD Companies, taken as a whole would materially adversely affect the ability of Purchaser to operate or conduct the business substantially in the manner in which it is currently operated or conducted by the BSD Companies.

         "MASTER DISTRIBUTOR AGREEMENTS" means each of the following:

                  (a) Master Distributor Agreement (#BSD-OEM001) dated October 1, 1999 between IBM Japan, Ltd. and Business Supplies Distributors, Inc., as amended;

                  (b) Master Distributor Agreement dated July 28, 1999 by and among International Business Machines Corporation, Priority Fulfillment Services Europe B.V. and Business Supplies Distributors Europe B.V., as amended;

                  (c) Master Distributor Agreement dated December 1, 1998 between International Sales and Services B.V. and Priority Fulfillment Services Europe B.V., as amended by Amendment Number 1 thereto dated October 1, 1999, Amendment Number 2 thereto dated June 1, 2000 and Amendment Number 3 thereto dated December 1, 2000 by and among International Sales and Services B.V., Priority Fulfillment Services Europe B.V. and Business Supplies Distributors Europe B.V;

                  (d) Master Distributor Agreement dated October 1, 1999 by and among International Business Machines Corporation, Priority Fulfillment Services, Inc. and Business Supplies Distributors, Inc., as amended;

                  (e) Master Distributor Agreement (#OEM8331) dated December 17, 1998 between International Sales and Services B.V. and Priority Fulfillment Services Europe B.V., as amended by Amendment Number 1 to Master Distributor Agreement (#OEM8331) dated October 1, 1999 by and among International Sales and Services B.V., Priority Fulfillment Services Europe B.V. and Business Supplies Distributors Europe B.V.;

                  (f) Master Distributor Agreement #OEM10242 dated July 16, 1999 by and among International Business Machines Corporation and Daisytek, Inc. as assigned by Assignment of Agreement (#OEM10242) dated August 17, 1999 by and among International Business Machines Corporation, Daisytek, Inc. and Business Supplies Distributors, Inc.; and

                  (g) any other master distributor agreement entered into by or on behalf of any of the BSD Companies prior to or as of the date hereof and not listed above.

         "PARENT" means Daisytek International Corporation, a Delaware corporation and sole stockholder of Daisytek.

         "PERSON" means any individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, entity or group.

         "PFS" is defined in the opening paragraph of this Agreement.

         "PFS AUSTRALIA" is defined in Section 5.1 of this Agreement.

         "PFS EUROPE" is defined in the opening paragraph of this Agreement.

         "PFS MEXICO" is defined in Section 5.1 of this Agreement.

         "PFSWEB" is defined in the opening paragraph of this Agreement.

         "PFSWEB GROUP" means PFSweb, Purchaser, PFS, PFS Europe and their Affiliates.

         "PURCHASE RIGHTS" means the rights granted by the PFS Group to each of Daisytek (or at the election of Daisytek or one of its Affiliates) and ISA to purchase IBM products from the PFS Group (subject to product availability) by allowing Daisytek and ISA to place a total of four orders for IBM products as follows: (a) each of Daisytek (or at the election of Daisytek or one of its Affiliates) and ISA may place an order for IBM product on any business day in the month of October 2001 (one in the United States and one in Europe) and a second order for IBM product on any business day in the month of January 2002 (one in the United States and one in Europe); (b) each order placed under (a) above is subject to a three percent (3%) discount off of then currently published prices provided that Daisytek (or at the election of Daisytek or one of its Affiliates) and ISA remit payment for such order in cash upon confirmation of order and confirmation of prompt delivery and subject to such cash payment not being due for back ordered products until such products are available; (c) all orders placed by Daisytek (or at the election of Daisytek or one of its Affiliates) will be shipped by the PFS Group to up to two (2) separate locations for each order within the United States as designated by Daisytek (or at the election of Daisytek or one of its Affiliates); and (d) each order placed by ISA will be shipped by the PFS Group to one location for each order in Europe to be designated by ISA.

         "PURCHASER" is defined in the opening paragraph of this Agreement.

         "PURCHASER'S BANK ACCOUNT" means the account or accounts to be designated by Purchaser before the Closing.

         "REQUISITE REGULATORY APPROVALS" is defined in Section 6.1 of this Agreement.

         "SALES FORCE SERVICES AGREEMENTS" means (a) Sales Force Services Agreement by and among Business Supplies Distributors, Inc., Priority Fulfillment Services, Inc. and Global Marketing Services, Inc. dated as of October 1, 1999; (b) Agreement between International Business Machines Corporation and Business Supplies Distributors, Inc. for Sales Force Services effective as of October 1, 1999; (c) Agreement between International Business Machines Corporation and Business Supplies Distributors, Inc. for Sales Force Services effective as of July 1, 2000; and (d) any other agreement for sales force services or similar services entered into by or on behalf of any of the BSD Companies prior to or as of the date hereof and not listed above.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "STANDARD EXCEPTIONS" is defined in Section 3.2 of this Agreement.

         "STOCK PURCHASE" is defined in the recitals of this Agreement.

         "TAX RETURNS" is defined in Section 3.9 of this Agreement.

         "TAXES" means any and all taxes, fees, levies, duties, tariffs, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, domestic or foreign, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; and license, registration and documentation fees.

         "TRANSITION SERVICES AGREEMENT" means that certain Transition Services Agreement dated as of May 25, 2001 by and between PFSweb and Parent.

         Section 2. THE STOCK PURCHASE.

         2.1. The Stock Purchase. At the Closing Date and subject to and upon the terms and conditions of this Agreement and the applicable laws of Texas, Purchaser will purchase from Daisytek, and Daisytek agrees to sell to Purchaser, all of the shares of BSD Stock for the consideration set forth below in Section 2.3.

         2.2. Closing. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 6 hereof, the parties will cause the Stock Purchase to be consummated (the "CLOSING") at 10:00 a.m. Central Time at the offices of Munsch Hardt Kopf & Harr, P.C. 1445 Ross Avenue, 4000 Fountain Place, Dallas, Texas 75202, on any mutually agreed upon date (the "CLOSING DATE"); provided that if all such conditions are not met or waived prior to September 30, 2001 (unless extended) this Agreement shall terminate.

         2.3. Purchase Price.

                  (a) In consideration of an aggregate cash purchase price of Nine Hundred Twenty Three Thousand Dollars ($923,000) (the "CASH CONSIDERATION") and the Purchase Rights (together with the Cash Consideration, the "CONSIDERATION"), Daisytek will transfer to Purchaser (i) 100% of the shares of common stock of BSD set forth on Exhibit A for an aggregate number of shares equal to 100 shares of common stock, $.01 par value per share (the "BSD COMMON STOCK"), (ii) 100% of the shares of common stock of BSD Europe set forth on Exhibit A for an aggregate number of shares equal to 40 shares of capital stock, NLG (Dutch guilders) 1,000 par value per share (the "BSD EUROPE STOCK"), and (iii) 100% of the shares of common stock of BSD Canada set forth on Exhibit A for an aggregate number of shares equal to 1,000,010 shares of common stock, no par value per share (the "BSD CANADA COMMON STOCK" and together with the BSD Common Stock and the BSD Europe Stock, the "BSD STOCK").

                  (b) In addition to the Consideration to be paid in Section 2.3(a) above, on the Closing Date, Purchaser and Daisytek shall settle all intercompany balances between Parent, Daisytek and its wholly owned subsidiaries, on the one hand, and each of the BSD Companies, on the other hand, by payment from Daisytek to the BSD Companies (as directed by Purchaser) of an aggregate amount of Five Million Two Hundred Six Thousand Three Hundred Thirteen Dollars and Sixty Seven Cents ($5,206,313.67) with Five Million One Hundred Sixty Six Thousand Seven Hundred Seventy One Dollars and Forty Seven Cents ($5,166,771.47) paid at Closing (the "INTERCOMPANY AMOUNT") and Thirty Nine Thousand Five Hundred Forty Two Dollars and Twenty Cents ($39,542.20) to be paid within five (5) business days thereafter. Upon payment of such amounts, any and all amounts owed to or from any of the BSD Companies to or from Parent, Daisytek or any of its wholly owned subsidiaries as of the Closing Date shall be deemed paid in full.

         2.4. Surrender of Certificates; Payment and Delivery of Stock Purchase Consideration. At the Closing, (i) Daisytek will deliver to Purchaser the various certificates, instruments, and documents referred to in Section 6.3 below, (ii) Purchaser will deliver to Daisytek the various certificates, instruments, and documents referred to in Section 6.2 below, (iii) Daisytek will deliver to Purchaser stock certificates (except for BSD Europe whose shares are not certificated) evidencing the BSD Stock duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, (iv) Purchaser will deliver to Daisytek the Cash Consideration by wire transfer of immediately available funds in the lawful money of the United States of America to Daisytek's Bank Account, (v) Daisytek will deliver to the BSD Companies (as directed by Purchaser) the Intercompany Amount by wire transfer of immediately available funds in the lawful money of the United States of America to Purchaser's Bank Account, (vi) Daisytek shall deliver to Purchaser the Bank One Release, and (vii) IBM shall execute and deliver the IBM Agreement.

         Section 3. REPRESENTATIONS AND WARRANTIES OF DAISYTEK. Daisytek hereby represents and warrants to Purchaser as of the date hereof and as of the Closing Date, except as set forth on the Disclosure Schedule, that:

         3.1. Organization and Qualification. Each of the BSD Companies is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation with the requisite legal and corporate power to own its property and to carry on its business as presently conducted. Each of the BSD Companies is qualified and authorized to transact business and is in good standing as a foreign corporation in the jurisdictions set forth on the Disclosure Schedule. Daisytek has delivered a true, complete and correct copy of the Charter, bylaws and minute book (if any) for each of the BSD Companies, each as amended to date, to counsel for Purchaser.

         3.2. Power; Authority. Daisytek has all requisite legal power and authority to enter into this Agreement and to carry out and perform its obligations under the terms hereof. All corporate action on the part of Daisytek and its directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization, sale and delivery of the BSD Stock has been taken. This Agreement is the legal, valid and binding obligation of Daisytek, enforceable in accordance with its terms, except (a) as limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally, and (b) that the availability of equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought (together with (a), the "STANDARD EXCEPTIONS"). The execution and delivery of this Agreement by Daisytek does not conflict with or result in any violation of or default under any contract or other agreement applicable to Daisytek or any of the BSD Companies (except for any contracts or agreements created by Daisytek before October 25, 2000 or by or through any member of the PFSweb Group at anytime), and does not require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority, whether foreign or domestic, or instrumentality or other Person (except as may be created by or through any member of the PFSweb Group).

         3.3. Brokers and Finders' Fees. Daisytek has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Stock Purchase or any transaction contemplated hereby.

         3.4. Consents. All proceedings and all consents necessary to sell and transfer the BSD Stock and to authorize, execute and deliver this Agreement have been taken and obtained by Daisytek (except as for any consents created by or through any member of the PFSweb Group).

         3.5. Capitalization. Except as created by Daisytek before October 25, 2000 or by or through any member of the PFSweb Group at anytime:

                  (a) BSD. The authorized capital stock of BSD consists of 100 shares of common stock, $.01 par value per share of which only 100 shares are issued and outstanding, which are held of record by Daisytek as set forth on Exhibit A.

                  (b) BSD Europe. The authorized capital stock of BSD Europe consists of 200 shares of capital stock, NLG (Dutch guilders) 1,000 par value per share of which only 40 shares are issued and outstanding, which are held of record by Daisytek as set forth on Exhibit A.

                  (c) BSD Canada. The authorized capital stock of BSD Canada consists of an unlimited number of shares of common stock, no par value per share of which only 1,000,010 shares are issued and outstanding, which are held of record by Daisytek as set forth on Exhibit A.

                  (d) There are no issued or outstanding shares of capital stock or equity interests of any kind or any issued or outstanding subscriptions, options, warrants, rights, calls, contracts, commitments, understandings or agreements to purchase or otherwise acquire or relating to the issuance of any shares or other securities of any of the BSD Companies (except for the BSD Stock being transferred hereunder), including, without limitation, any rights of conversion or exchange under any outstanding securities or other instruments, other than this Agreement.

                  (e) None of the BSD Companies owns any capital shares or other proprietary interests, directly or indirectly, in any Person.

         3.6. Validity of Securities. Except for liens, charges, claims or encumbrances created by Daisytek before October 25, 2000 or by or through any member of the PFSweb Group, imposed by this Agreement or restrictions generally imposed by applicable securities laws, the BSD Stock, when issued, sold and delivered in accordance with the terms of this Agreement against payment therefor, will be free and clear of all liens, charges, claims, preemptive rights and encumbrances, including, but not limited to, the lien of Bank One that will be released at Closing.

         3.7. Material Contracts. Except (a) for the Master Distributor Agreements and the Sales Force Services Agreements, (b) as set forth on the Disclosure Schedule, or (c) as created by Daisytek prior to October 25, 2000 or with or by or through any member of the PFSweb Group at anytime, none of the BSD Companies is a party to any contract or agreement
(i) providing for payments by or to any of them in an aggregate amount of $25,000 or more in the ordinary course of business, consistent with past practice, or otherwise or (ii) that is not terminable without premium or penalty upon not more than thirty (30) days notice.

         3.8. Employees. Except for Persons that may be or have been hired by any member of the PFSweb Group to be an employee of any BSD Company, none of the BSD Companies has any employees. After October 25, 2000, none of the BSD Companies has established or maintained any employee benefit plan.

         3.9. Taxes. Except as created by or through any member of the PFSweb Group and assuming that all information relevant to this Section 3.9 that was provided by any member of the PFSweb Group to Parent, Daisytek or any of their Affiliates is true, correct and complete in all material respects:

                  (a) (i) BSD and BSD Canada have filed all material returns and reports in respect of Taxes ("TAX RETURNS") that they were required to file for tax periods ending after March 9, 2000, and to Daisytek's Knowledge, all such Tax Returns are true, correct and complete in all material respects, and (ii) to Daisytek's Knowledge, BSD and BSD Canada have filed all Tax Returns that they were required to file for tax periods ending on or prior to March 9, 2000, and to Daisytek's Knowledge, all such Tax Returns are true, correct and complete in all material respects.

                  (b) (i) BSD and BSD Canada have paid all Taxes shown on Tax Returns filed for tax periods ending after March 9, 2000, and (ii) to Daisytek's Knowledge, BSD and BSD Canada have paid all Taxes shown on Tax Returns filed for tax periods ending on or prior to March 9, 2000.

                  (c) (i) Neither BSD nor BSD Canada received formal or informal notice after March 9, 2000 of any adjustment relating to Tax Returns and, to Daisytek's Knowledge, no basis exists for any such adjustment, and (ii) to Daisytek's Knowledge, neither BSD nor BSD Canada received formal or informal notice on or prior to March 9, 2000 of any adjustment relating to Tax Returns.

                  (d) To Daisytek's Knowledge, no action or proceeding for the collection or assessment of Taxes is pending or threatened against BSD or BSD Canada or any corporation that was included in the filing of a tax return with any BSD Company on a consolidated or combined basis.

                  (e) (i) Neither BSD nor BSD Canada filed a consent under
         Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE") after March 9, 2000, and (ii) to Daisytek's Knowledge, neither BSD nor BSD Canada filed a consent under Code Section 341(f) on or prior to March 9, 2000.

                  (f) (i) After March 9, 2000, neither BSD nor BSD Canada waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, and
         (ii) to Daisytek's Knowledge before March 9, 2000, neither

         BSD nor BSD Canada waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g) No power of attorney that is currently in force has been granted by BSD or BSD Canada with respect to any matter relating to Taxes.

                  (h) To Daisytek's Knowledge, there are no Tax liens on any assets of BSD or BSD Canada, except for liens for Taxes not yet due and payable.


         Section 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND PFS. Purchaser and PFS hereby represent and warrant to Daisytek as of the date hereof and as of the Closing Date that:

         4.1. Organization and Qualification. Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware with the requisite legal and corporate power to own its property and to carry on its business as presently conducted and proposed to be conducted by it. Purchaser is qualified and authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business, properties, prospects or financial condition.

         4.2. Power; Authority. Purchaser and PFS have all requisite legal power and authority to enter into this Agreement and to carry out and perform their obligations under the terms hereof. All corporate action on the part of each of Purchaser and PFS and their directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and for the authorization and payment of the Consideration for the BSD Stock has been taken. This Agreement is the legal, valid and binding obligation of each of Purchaser and PFS, enforceable in accordance with its terms, except as limited by the Standard Exceptions. The execution and delivery of this Agreement by Purchaser and PFS do not conflict with or result in any violation of or default under any contract or other agreement applicable to Purchaser and PFS, and do not require any consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality or other Person.

         4.3. Brokers and Finders' Fees. Purchaser has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the Stock Purchase or any transaction contemplated hereby.

         4.4. Consents. All proceedings and all consents necessary to purchase the BSD Stock and to authorize, execute and deliver this Agreement have been taken and obtained by Purchaser.

         4.5. Investment Intent. Purchaser acknowledges that the BSD Stock has not been registered under the Securities Act and that the BSD Stock may not be resold absent such registration or unless an exemption is available. Purchaser is acquiring the BSD Stock for its own account, for investment purposes only and not with a view toward distribution thereof. Purchaser qualifies as an "accredited investor" as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

         4.6. Knowledge and Experience. Purchaser has such knowledge and experience in financial, tax and business matters, and in particular, investments in securities, so as to enable it to utilize the information made available to it to evaluate the merits and risks of an investment in the BSD Stock and in the BSD Companies and to make an informed investment decision with respect thereto. Purchaser is not relying on Daisytek or any of the BSD Companies or any of their employees or agents with respect to the legal, tax, economic and related considerations of an investment in the BSD Stock, and Purchaser has relied on the advice of, or has consulted with, only its own advisors. Purchaser has significant prior investment experience and has a sufficient net worth to sustain a loss of its entire investment in the BSD Companies in the event such a loss should occur.

         4.7. No Obligations Incurred. No member of the PFSweb Group at anytime has obligated Parent, Daisytek or their Affiliates under the terms of any contract, agreement or arrangement (whether written or oral) with IBM or its Affiliates that is not being released by the IBM Release.

         4.8. Taxes.

                  (a) BSD Europe has filed all Tax Returns that it was required to file, and to the Knowledge of the PFSweb Group, all such Tax Returns are true, correct and complete in all material respects.

                  (b) BSD Europe has paid all Taxes shown on the Tax Returns.

                  (c) BSD Europe has not received formal or informal notice of any adjustment relating to Tax Returns and, to the Knowledge of the PFSweb Group, no basis exists for any such adjustment.

                  (d) To the Knowledge of the PFSweb Group, no action or proceeding for the collection or assessment of Taxes is pending or threatened against BSD Europe.

                  (e) BSD Europe has not filed a consent under Code Section 341(f).

                  (f) BSD Europe has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (g) No power of attorney that is currently in force has been granted by BSD Europe with respect to any matter relating to Taxes.

                  (h) To the Knowledge of the PFSweb Group, there are no Tax liens on any assets of BSD Europe, except for liens for Taxes not yet due and payable.

         Section 5. ADDITIONAL AGREEMENTS. Each of the parties hereto agrees that the following provisions of this Section 5 shall survive Closing and hereby agree as follows:

         5.1. PFS Mexico and PFS Australia. Each of the parties hereto acknowledges and agrees that notwithstanding the obligation of Parent as set forth in Section 7.2 of the Asset Purchase Agreement by and among PFSweb, PFS, Daisytek and Parent dated as of May 25, 2001 or as set forth in any other agreement, Priority Fulfillment Services de Mexico, S.A. de C.V. ("PFS MEXICO") and Priority Fulfillment Services Australia PTY. LTD. ("PFS AUSTRALIA"), each a wholly-owned subsidiary of Daisytek, shall be allowed to continue, among other things, to purchase IBM products from IBM and/or IBM's master distributors and return IBM products to IBM and/or its master distributors upon terms that are at least as favorable as are available to other wholesale distributors of IBM products in such countries, respectively. Daisytek agrees to change the names of PFS Mexico and PFS Australia as soon as reasonably practicable following the Closing to names not containing the words "Priority Fulfillment Services" or "PFS."

         5.2. Future Sales and Returns of IBM Products. In its capacity as a master distributor of IBM products, the PFSweb Group will allow Daisytek and its Affiliates to continue, among other things, to purchase and return IBM products from IBM and/or IBM's master distributors on terms that are at least as favorable as are available to other wholesalers of IBM products. In addition, the PFSweb Group will:

                  (a) Pass through to resellers, including Daisytek and its Affiliates, marketing programs specified by IBM and administer such programs according to IBM's guidelines;

                  (b) Administer and disburse funds or offerings passed through to resellers, including Daisytek and its Affiliates, in a proportional and equitable manner;

                  (c) Treat resellers, including Daisytek and its Affiliates, equitably and fairly and not discriminate among them with regard to marketing programs and product allocation; and

                  (d) Ensure that resellers, including Daisytek and its Affiliates, are satisfied with the master distributor's product marketing activities, including product explanation and ongoing support.

         This Section 3 is in addition to, and does not preclude or supersede, any rights of Daisytek or any of its Affiliates under any other agreement or arrangement in which Daisytek or its Affiliates is or becomes a wholesale distributor of IBM products.

         5.3. Access to Records. Each party hereto will cooperate fully with each other party hereto and their Affiliates, counsel, accountants and other agents as such party shall designate in connection with their compliance with any litigation, controversy, regulatory or financial reporting matters, including, but not limited to audits and preparation of tax returns, insofar as it relates to the BSD Companies and/or the business conducted by any of them prior to the Closing. In addition, each party hereto will make available their personnel and provide access to the books and records of each of the BSD Companies, to the extent in its possession, upon request of any other party hereto or their Affiliates in the event that such information is required by such party or their Affiliates in connection with their compliance with any litigation, controversy, regulatory or financial reporting matters, including, but not limited to audits and preparation of tax returns, insofar as it relates to the BSD Companies and/or the business conducted by any of them prior to the Closing.

         5.4. Taxes. Daisytek will timely file all United States and Canada Tax Returns and timely pay all Taxes payable thereunder for BSD and BSD Canada for the year ended March 31, 2001 and for the period from that date through the Closing Date. Purchaser will timely file all Tax Returns and timely pay all Taxes thereunder for BSD Europe for the year ended March 31, 2001 and for the period from that date through the Closing Date.

         Section 6. CONDITIONS TO THE STOCK PURCHASE.

         6.1. Conditions to Obligations of Each Party to Effect the Stock Purchase. The respective obligations of each party to this Agreement to effect the Stock Purchase shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) Legality. No federal, state or foreign statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which is in effect and has the effect of making the Stock Purchase illegal or otherwise prohibiting the consummation of the Stock Purchase.

                  (b) Regulatory Matters. All authorizations, consents, orders or approvals of, or declarations or filings with, and all expirations of waiting periods imposed by, any governmental body, agency or official ("CONSENTS") which are necessary for the consummation of the transactions contemplated hereby, other than immaterial Consents the failure to obtain which would have no Material Adverse Effect, shall have been filed, have occurred or have been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "REQUISITE REGULATORY APPROVALS") and all such Requisite Regulatory Approvals shall be in full force and effect.

         6.2. Additional Conditions to the Obligations of Daisytek. The obligations of Daisytek to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Daisytek:

                  (a) Delivery of Consideration. Purchaser shall deliver, or cause to be delivered, to Daisytek the Cash Consideration by wire transfer of immediately available funds in the lawful money of the United States of America to Daisytek's Bank Account.

                  (b) Release of IBM Guaranties. Each of the IBM Guaranties shall be terminated and released pursuant to a release by IBM (the "IBM RELEASE") to the satisfaction of Daisytek, including, but not limited to, the release of any and all of Parent's, Daisytek's or their Affiliates' obligations under the Sales Force Services Agreements.

                  (c) Representations, Warranties and Covenants. The representations and warranties of Purchaser and PFS in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time and Purchaser shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (d) Certificate of Purchaser. At the Closing, Daisytek shall have been provided with:

                           (i) a certificate executed on behalf of Purchaser and
                  PFS by their respective Chief Executive Officer or Chief Financial Officer, certifying (1) all representations and warranties made by Purchaser and PFS under this Agreement are true and correct in all material respects, and (2) all covenants, obligations and conditions of this Agreement to be performed by Purchaser and PFS on or before Closing have been so performed in all material respects; and

                           (ii) a certificate of the Secretary of Purchaser as
                  to the resolutions duly adopted by the board of directors of Purchaser authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, which resolutions must be in full force and effect as of the Closing.

                  (e) No Material Adverse Changes. There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material Adverse Effect on Purchaser.

                  (f) Satisfactory Form of Legal and Tax Matters. The form, scope and substance of all legal and tax matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Daisytek's counsel and accountants.

                  (g) Future Sales of IBM Products. IBM shall execute and deliver to Parent and Daisytek an agreement (the "IBM AGREEMENT") in a form to the satisfaction of Parent and Daisytek in which, among other things, IBM agrees to cause its master distributors to treat resellers, including Daisytek and its Affiliates, equitably and fairly.

                  (h) Supplement to Transition Services Agreement. PFS shall deliver to Daisytek a supplement to the Transition Services Agreement in a form to the satisfaction of Daisytek.

         6.3. Additional Conditions to the Obligations of Purchaser. The obligations of Purchaser to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Purchaser:

                  (a) Delivery of Stock Certificates. Daisytek shall deliver, or cause to be delivered, to Purchaser the stock certificates (except for BSD Europe whose shares are not certificated) evidencing the BSD Stock duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer.

                  (b) Delivery of Intercompany Amount. Daisytek shall deliver, or cause to be delivered, to Purchaser the Intercompany Amount by wire transfer of immediately available funds in the lawful money of the United States of America to Purchaser's Bank Account.

                  (c) Representations, Warranties and Covenants. The representations and warranties of Daisytek in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such time, and Daisytek shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Date.

                  (d) Certificate of Daisytek. At the Closing, Purchaser shall have been provided with:

                           (i) a certificate executed on behalf of Daisytek by
                  its Chief Executive Officer or Chief Financial Officer, certifying (1) all representations and warranties made by Daisytek under this Agreement are true and correct in all material respects, and (2) all covenants, obligations and conditions of this Agreement to be performed by Daisytek on or before Closing have been so performed in all material respects; and

                           (ii) a certificate of the Secretary of Daisytek as to
                  the resolutions duly adopted by the board of directors of Daisytek authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby, which resolutions must be in full force and effect as of the Closing.

                  (e) Third Party Consents. Daisytek and each of the BSD Companies shall have obtained the consents listed on the Disclosure Schedule, as well as the consent or approval of each other Person whose consent or approval shall be required under any agreement or instrument in order to permit the consummation of the transactions contemplated hereby except those which the failure to obtain would not, individually or in the aggregate, have a Material Adverse Effect.

                  (f) Satisfactory Form of Legal, Tax and Accounting Matters. The form, scope and substance of all legal, tax and accounting matters contemplated hereby and all closing documents and other papers delivered hereunder shall be reasonably acceptable to Purchaser's counsel and accountants.

                  (g) No Material Adverse Changes. There shall not have occurred any event, fact or condition that has had or reasonably would be expected to have a Material Adverse Effect.

                  (h) Resignation of Board of Directors and Officers of the BSD Companies. Daisytek shall use commercially reasonable efforts to cause the board of directors of each of the BSD Companies and the officers of each of the BSD Companies to submit their resignations.

                  (i) Delivery of Bank One Release. Daisytek shall deliver to Purchaser the Bank One Release.

                  (j) Delivery of Corporate Records of BSD Companies. Daisytek shall have delivered to Purchaser's counsel (i) the minute books (if any) of each of the BSD

         Companies containing records of all proceedings, consents, actions and meetings of the board of directors, committees of the board of directors (if any) and stockholders of each of the BSD Companies, and
         (ii) the stock ledger, journal and other records reflecting all stock issuances and transfers with respect to the capital stock of each of the BSD Companies.

                  (k) Transfer of Accounts. Except for Persons employed by any member of the PFSweb Group, Daisytek shall cause all Persons having signatory authority over or with respect to all accounts, lock boxes, safe deposit boxes and powers of attorney of any of the BSD Companies to relinquish and transfer such authority to the Purchaser or as Purchaser shall direct.

         Section 7. MISCELLANEOUS.

         7.1. Amendment and Waiver.

                  (a) Any term, agreement or condition contained in this Agreement may be amended with, and only with, the consent of Daisytek, Purchaser and PFS.

                  (b) This Agreement shall not be altered, amended or supplemented except by written agreement in accordance with Section 7.1(a) above. Any waiver of any term, agreement or condition contained in this Agreement shall not be deemed a waiver of any other term, agreement or condition, and any waiver of any default in any such term, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, agreement or condition.

         7.2. Indemnification. From and after the Closing, each party hereto (in such capacity, an "INDEMNITOR") shall, subject to the limitations hereof, reimburse, indemnify and hold harmless each other party (in such capacity, an "INDEMNITEE") and their respective officers, directors, employees, agents, representatives, and successors and assigns from and against and in respect of each of the following:

                  (a) any and all damages, losses, deficiencies, liabilities, claims, demands, charges, costs and expenses of every nature and character whatsoever, including, without limitation, reasonable attorneys' fees and costs (collectively, the "LOSSES") that result from, relate to or arise out of:

                           (i) any misrepresentation or breach of warranty of
                  the Indemnitor in this Agreement or any of the Disclosure Schedules provided hereunder; and

                           (ii) the failure of the Indemnitor to perform any
                  agreement or covenant on its part required to be performed on or after the Closing Date; and

                  (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses incident to any of the foregoing or to the successful enforcement of this Section.

                  (c) The sum of all Losses incurred by the Indemnitee in the aggregate must exceed $10,000 before such party shall be entitled to indemnification hereunder; provided, however, once such Losses exceed $10,000, such party shall be entitled to indemnification for all Losses provided further that the total liability of Indemnitor for such Losses shall not exceed an amount equal to $250,000.

                  (d) All of the representations and warranties of the parties contained herein shall expire ninety (90) days after the Closing Date, except for the representations and warranties contained in Section 3.5, which shall survive indefinitely and Sections 3.9 and 4.8, which shall survive until the applicable statute of limitations has expired. Accordingly, no Indemnitor shall have any liability or indemnification obligations hereunder in respect of claims asserted against it ninety
         (90) days after the Closing Date, except for liabilities or indemnification obligations for claims related to a breach of the representations and warranties contained in Sections 3.5, 3.9, and 4.8.

                  (e) In addition to the indemnification obligations set forth above, each member of the PFSweb Group hereby jointly and severally agrees to reimburse, indemnify and hold harmless Parent, Daisytek and their Affiliates, from and against any Losses arising from any third party claim arising from any action or inaction taken by any member of the PFSweb Group or the BSD Companies under any of the Master Distributor Agreements, the Sales Force Services Agreements, and the IBM Guaranties. The parties hereto agree that any and all Losses to be indemnified under this Section 7.2(e) shall not be subject to the limitations set forth in Section 7.2(c) above.

                  (f) As between the parties hereto and their Affiliates and except as expressly set forth herein with respect to third party claims, each party hereto hereby releases each other party hereto and its respective Affiliates from any Losses as a result of the existence, performance, failure to perform or termination of any of the Master Distributor Agreements, the Sales Force Services Agreements, and the IBM Guaranties.

         7.3. Facsimile Signature. This Agreement shall be deemed duly executed by Daisytek upon the delivery of its executed signature page by facsimile transmission to counsel for Purchaser. This Agreement shall be deemed duly executed by Purchaser, PFS, PFSweb, and PFS Europe upon the delivery of their executed signature pages by facsimile transmission to counsel for Daisytek.

         7.4. Severability. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity, legality or enforceability of the remainder hereof in such jurisdiction or the validity, legality or enforceability hereof, including any such provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

         7.5. Successors and Assigns. All representations, warranties, and agreements of the parties contained in this Agreement or made in writing in connection herewith, shall, except as otherwise provided herein, be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, devisees, legal representatives and permitted assigns.

         7.6. Notices. All notices of communication required or permitted hereunder shall be in writing and may be given by (a) depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivering the same in person to an officer or agent of such party, (c) sending by a nationally recognized overnight delivery service or (d) telecopying the same with electronic confirmation of receipt.

         If to Daisytek or BSD Companies:

                  c/o Daisytek, Incorporated
                  1025 Central Expressway South, Suite 200
                  Allen, Texas 75013
                  Attention: Mr. John D. Kearney, Sr.
                  Telecopy No.: 972-424-4604

                  with a copy to:

                  Munsch Hardt Kopf & Harr, P.C.
                  4000 Fountain Place
                  1445 Ross Avenue
                  Dallas, Texas 75202-2790
                  Attention: A. Michael Hainsfurther, Esq.
                  Telecopy No.: 214-855-7584

         If to Purchaser or PFS:

                  c/o Priority Fulfillment Services, Inc.
                  500 North Central Expressway
                  Plano, Texas 75074
                  Attention: Mark Layton
                  Telecopy No.: 972-881-0145
                  with a copy to:

                  Andrews & Kurth, L.L.P.
                  1717 Main Street, Suite 3700
                  Dallas, Texas 75201
                  Attention: Patrick C. Sargent, Esq.
                  Telecopy No.: 214-659-4401

                  and a copy to:

                  Wolff & Samson, P.A.
                  5 Becker Farm Road
                  Roseland, New Jersey 07068
                  Attention: Morris Bienenfeld, Esq.
                  Telecopy No.: 973-740-1407

or at such other address or counsel as any party hereto shall specify pursuant to this Section 7.6 from time to time.

         7.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas applicable to agreements between Texas residents entered into and to be performed entirely within Collin County, Texas.

         7.8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same Agreement.

         7.9. Headings. The headings used herein are solely for the convenience of the parties and shall not serve to modify or interpret the text of the Sections at the beginning of which they appear.

         7.10. Construction and Representation. The parties understand and acknowledge that they have each been represented by counsel in connection with the preparation, execution and delivery of this Agreement. This Agreement shall not be construed against any party for having drafted it.

         7.11. Rights of the Parties. Except as otherwise expressly provided in
Section 7.5, nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give any person or entity other than the parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         7.12. Arbitration. In the event of a claimed breach of this Agreement by any of the parties hereto, except for a dispute where the remedy sought is specific performance or another form of extraordinary equitable relief, such dispute shall be submitted to binding arbitration in Collin County, Texas in accordance with the terms of this Section 7.12. The party who is alleging that a dispute exists shall send a notice of such dispute to all other parties to this Agreement, setting forth in detail the dispute, the parties involved and the position of such party with respect to the dispute. If agreement as to the matters detailed in the preceding sentence is not reached within twenty (20) business days after receipt of the notice, then, within ten (10) business days thereafter, the parties shall mutually select an arbitrator who is experienced in commercial arbitration. If the parties are unable to agree upon the selection of the arbitrator, the arbitrator shall be selected by the American Arbitration Association (the "AAA"). Any disputes as to the rules for conducting the arbitration shall be resolved by reference to the AAA rules for commercial arbitration by the arbitrator. The arbitrator shall schedule a hearing on the disputed issues within forty (40) business days after his or her appointment, and the arbitrator shall render his or her decision after the hearing, in writing, as expeditiously as possible, and shall deliver copies of such decision to the parties. A default judgment may be entered against any party who fails to appear at the arbitration hearing. Such decision and determination shall be final and unappealable and may be filed as a judgment of record in any jurisdiction designated by the successful party. The parties to this Agreement agree that this paragraph has been included to rapidly and inexpensively resolve any disputes among them with respect to the matters described above, and that this paragraph shall be grounds for dismissal of any court action commenced by any party with respect to a dispute arising out of such matters.

         7.13. Covenant of Further Assurances. The parties hereto covenant and agree to execute and deliver any and all additional writings, instruments and other documents and take such further actions as shall be reasonably required or requested to effectuate the terms and conditions of this Agreement.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day first above written.

DAISYTEK:                           DAISYTEK, INCORPORATED,
                                    a Delaware corporation


                                    By:
                                        ----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


PURCHASER:                          BSD ACQUISITION CORP.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


PFS:                                PRIORITY FULFILLMENT SERVICES, INC.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


PFSWEB:                             PFSWEB, INC.,
                                    a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

PFS EUROPE:                         PRIORITY FULFILLMENT SERVICES EUROPE B.V.,
                                    a Netherlands corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT A

                                 CAPITALIZATION

BSD:

Certificate Number                                            Number of Shares

      001                                                            100

BSD EUROPE:

         The Deed of Incorporation for BSD Europe provides that no certificates for shares shall be issued. The ownership of the shares is registered in the shareholders register, which reflects Daisytek as the owner of 40 shares of capital stock of which 26 shares have been pledged to Bank One as security pursuant to the Credit Agreement dated as of December 18, 2000 by and among Daisytek, Incorporated, Daisytek International Corporation, Bank One, N.A., and Bank One, Texas, N.A.

BSD CANADA:


Certificate Number                                            Number of Shares
------------------                                            ----------------
     C-001                                                                    10
     C-002                                                             1,000,000
                                                              ------------------
                                                                       1,000,010

                               DISCLOSURE SCHEDULE

Schedule 3.1

BSD is qualified and authorized to transact business in the State of Texas and is in good standing in the State of Texas.